Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 28, 2024, except for Note 13, as to which the date is February 26, 2025, with respect to the consolidated financial statements of Immunocore Holdings plc, incorporated herein by reference.

/s/ KPMG LLP

London, United Kingdom
May 7, 2025